Exhibit 99.1

Polypore International, Inc.
The Gibson Building
11430 North Community House Road
Suite 350
Charlotte, NC 28277
Tel: (704) 587-8409
Fax: (704) 587-8795

www.polypore.net

Polypore Reports Second Quarter 2011 Results

•                  Sales increase 31% to $196.4 million

•                  Adjusted EBITDA increases 48% to $66.8 million

•                  Adjusted EPS increases 91% to $0.63

CHARLOTTE, NC — August 1, 2011 — Polypore International, Inc. (NYSE: PPO) today reported its financial results for the second quarter ended July 2, 2011:

•                  Sales were $196.4 million compared with $150.1 million in the prior-year period. Excluding the effect of foreign currency translation, sales increased 25%.

•                  Adjusted Operating Income was $53.3 million compared with $32.7 million in the prior-year period. A table showing the reconciliation of Adjusted Operating Income to U.S. GAAP amounts is included in this release.

•                  Adjusted Net Income and Adjusted EPS were $29.7 million and $0.63 per diluted share compared with $15.2 million and $0.33 per diluted share in the prior-year period.  Net income was $29.5 million, or $0.63 per diluted share, compared with $15.9 million, or $0.34 per diluted share, in the prior-year period. A table showing the reconciliation of Adjusted Net Income and Adjusted EPS to U.S. GAAP amounts is included in this release.

Robert B. Toth, Chairman, President and Chief Executive Officer, said: “The results for the quarter reflected strong demand and excellent manufacturing performance across our businesses, as well as the benefit of new capacity in lithium battery separators which was promptly qualified by our customers. We are continuing to make significant investments in capacity, and look forward to the incremental benefit of these investments beginning in late 2011.”

For the six months ended July 2, 2011:

•                  Sales were $382.1 million, up 29% from $295.5 million in the first six months of 2010. Excluding the effect of foreign currency translation, sales increased 27%.

•                  Adjusted Operating Income was $102.4 million, compared with $64.0 million in the prior-year period.

•                  Adjusted Net Income was $55.5 million and $1.18 per diluted share, compared with $29.3 million and $0.64 per diluted share in the prior-year period.

Adjusted EBITDA

Adjusted EBITDA was $66.8 million in the second quarter of 2011 compared with $45.0 million in the second quarter of 2010. Adjusted EBITDA for the twelve months ended July 2, 2011 was $225.1 million.  Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in Polypore’s senior secured credit agreement, is reconciled to net income in the attached table.

Energy Storage

In the quarter, sales for the Energy Storage segment were $147.8 million, an increase of $40.3 million, or 38%, compared with the prior-year period. Year-to-date segment sales were $284.4 million, an increase of $75.5 million, or 36%, compared with the prior-year period. Excluding the effect of foreign currency translation, sales increased 34% for both the second quarter and year-to-date periods.

•                  Sales of lead-acid battery separators were $97.0 million, an increase of $22.1 million, or 30%, compared with the prior-year period, due to strength across all geographic regions and the effect of foreign currency translation. Year-to-date sales were $191.4 million, an increase of $45.5 million, or 31%.

•                  Lithium battery separator sales were $50.8 million, an increase of $18.2 million, or 56%. The increase reflects strong demand in consumer electronics, growing demand in Electric Drive Vehicles (“EDVs”) and the benefit of new capacity during the quarter. Year-to-date sales were $93.0 million, an increase of $30.0 million, or 48%.

•                  Segment operating income was $40.4 million and 27% of sales compared with $21.2 million and 20% of sales for the prior-year period. The improvement in operating income was due to operating leverage resulting from higher sales. A table showing the reconciliation of segment operating income to consolidated results is included in this release.

Separations Media

In the quarter, sales for the Separations Media segment were $48.6 million, up $6.0 million, or 14%, compared with the prior-year period. Year-to-date segment sales were $97.7 million, up $11.1 million, or 13%, compared with the prior-year period. Excluding the effect of foreign currency translation, sales increased 4% and 8% for the second quarter and year-to-date periods, respectively.

•                  Sales of healthcare products were $29.9 million, an increase of $4.4 million, or 17%, driven by solid demand in hemodialysis and blood oxygenation applications and the effect of foreign currency translation. Year-to-date sales were $60.5 million, an increase of $6.0 million, or 11%.

•                  Sales of filtration and specialty products were $18.7 million, an increase of $1.6 million, or 9%, due to growth across all key application areas and the effect of foreign currency translation. Year-to-date sales were $37.2 million, an increase of $5.1 million, or 16%.

•                  Segment operating income was $14.0 million and 29% of sales compared with $12.0 million and 28% of sales for the prior-year period, reflecting strong manufacturing performance across the segment. A table showing the reconciliation of segment operating income to consolidated results is included in this release.

Outlook

Toth added: “We anticipate continued solid business performance, yet our ability to exceed our recent performance is constrained until additional capacity comes online. As we look to the remainder of 2011, we expect to experience the seasonality effect associated with European holidays in the third quarter, as well as some escalation of startup costs associated with our capacity investments. The growing demand we see across our businesses gives us confidence that we are making the right strategic investments to drive growth in 2012 and substantial growth in 2013 and beyond.”

Conference Call

Polypore International, Inc. will hold a conference call to discuss the Company’s second quarter financial results and business outlook on Tuesday, August 2, 2011 at 9:00 AM Eastern time. The number to call for this interactive teleconference is (719) 325-4919. Enter code 1261864. A replay of the conference call will be available through August 9, 2011, via telephone at (719) 457-0820. Enter code 1261864. The call will also be webcast live and archived for 30 days in the Investor Relations section of the Company’s web site at http://investor.polypore.net/.

In addition, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission with Supplemental Financial Information that is located on the Company’s web site.

Investor Contact:  Polypore Investor Relations — 704-587-8886 or investorrelations@polypore.net.

Non-GAAP Supplemental Information

Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS (earnings per share) are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results.  Adjusted EBITDA is defined in our credit agreement and represents earnings before interest, taxes, depreciation and amortization and certain non-operating items, business restructuring costs and other non-cash or non-recurring charges.  In addition, Adjusted EBITDA includes the pro forma impact of acquisitions as if the acquisitions occurred on the first day of the period presented. We define Adjusted Net Income as income from continuing operations excluding certain items.  We define Adjusted EPS as Adjusted Net Income divided by the number of diluted shares of common stock outstanding.  For more information regarding the computation of Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS, the reconciliation of Adjusted EBITDA to net income, Adjusted Operating Income to operating income, Adjusted Net Income to net income and Adjusted EPS to earnings per share, please see the attached financial tables.

We present these non-GAAP financial measures because we believe that they are useful indicators of our operating performance.  Adjusted EBITDA is a measure used in our credit agreement to determine the availability of borrowings under our revolving credit facility.  We also use Adjusted EBITDA to review and assess our operating performance in connection with employee incentive programs and the preparation of our annual budget and financial projections.  Adjusted Operating Income, Adjusted Net Income and Adjusted EPS exclude amounts that we do not consider part of our ongoing operating results when assessing performance.  We believe that our non-GAAP financial measures also facilitate the comparison of results between periods.

Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS are not measurements of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP.  In addition, our calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statements

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit agreement; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States, including compliance with applicable anti-corruption laws; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; the absence of expected returns from the intangible assets we have recorded; the adverse impact from legal proceedings on our financial condition; and natural disasters, epidemics, terrorist acts and other events beyond our control. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K, “Risk Factors” in Amendment No. 2 to the Registration Statement on Form S-4 filed on May 13, 2011 (Commission File No. 333-173313) and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Polypore International, Inc.

Condensed consolidated statements of income

(unaudited)

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Net sales	$196.4	$150.1	$382.1	$295.5
Cost of goods sold	108.9	89.0	215.1	176.0
Gross profit	87.5	61.1	167.0	119.5
Selling, general and administrative expenses	34.5	28.7	65.1	56.0
Business restructuring	—	(1.3)	—	(0.9)
Operating income	53.0	33.7	101.9	64.4
Other (income) expense:
Interest expense, net	8.5	11.0	17.4	23.3
Gain on sale of Italian subsidiary	—	—	—	(3.3)
Foreign currency and other	(0.9)	(0.3)	0.6	(0.8)
	7.6	10.7	18.0	19.2
Income before income taxes	45.4	23.0	83.9	45.2
Income taxes	15.9	7.1	28.7	11.7
Net income	$29.5	$15.9	$55.2	$33.5

Net income per share - basic	$0.64	$0.36	$1.20	$0.75

Net income per share - diluted	$0.63	$0.34	$1.18	$0.73

Weighted average shares outstanding - basic	46,118,266	44,510,737	45,901,893	44,478,009
Weighted average shares outstanding - diluted	47,067,552	46,243,097	46,951,121	46,004,799

Polypore International, Inc.

Condensed consolidated balance sheets

(in millions)

	July 2, 2011	January 1, 2011 (a)
Assets:
Cash and cash equivalents	$95.8	$90.0
Accounts receivable, net	133.2	116.7
Inventories	87.9	77.0
Other	22.8	17.1
Current assets	339.7	300.8

Property, plant and equipment, net	487.9	415.3
Goodwill	469.3	469.3
Intangibles and loan acquisition costs, net	144.4	152.6
Other	13.1	10.5

Total assets	$1,454.4	$1,348.5

Liabilities and shareholders’ equity:
Accounts payable and accrued liabilities	$92.3	$96.7
Income taxes payable	9.9	5.2
Current portion of debt	3.8	3.7
Current liabilities	106.0	105.6

Debt, less current portion	712.8	711.6
Other	181.2	153.2
Shareholders’ equity	454.4	378.1
Total liabilities and shareholders’ equity	$1,454.4	$1,348.5

(a) Derived from audited consolidated financial statements.

Polypore International, Inc.

Condensed consolidated statements of cash flows

(unaudited, in millions)

	Six Months Ended
	July 2, 2011	July 3, 2010
Operating activities:
Net income	$55.2	$33.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	24.5	24.0
Deferred income taxes	15.3	1.6
Other	4.0	(2.2)
Changes in operating assets and liabilities	(29.1)	16.3
Net cash provided by operating activities	69.9	73.2
Investing activities:
Purchases of property, plant and equipment, net	(70.9)	(24.5)
Payments associated with the stock sale of Italian subsidiary, net	—	(14.9)
Net cash used in investing activities	(70.9)	(39.4)
Financing activities:
Principal payments on debt	(2.7)	(9.0)
Proceeds from stock option exercises	5.0	0.8
Net cash provided by (used in) financing activities	2.3	(8.2)
Effect of exchange rate changes on cash and cash equivalents	4.5	(4.9)
Net increase in cash and cash equivalents	5.8	20.7
Cash and cash equivalents at beginning of period	90.0	115.0
Cash and cash equivalents at end of period	$95.8	$135.7

Polypore International, Inc.

Supplemental Information

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended		Twelve Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Net income (loss)	$29.5	$15.9	$85.3	$(91.0)
Add:
Depreciation and amortization expense	12.5	11.8	48.5	49.9
Interest expense, net	8.5	11.0	40.8	51.6
Income taxes	15.9	7.1	41.9	12.9
EBITDA	66.4	45.8	216.5	23.4
Adjustments:
Stock-based compensation	1.1	0.5	3.3	2.5
Foreign currency (gain) loss	(1.0)	(0.3)	0.9	(1.9)
Loss on disposal of property, plant and equipment	—	—	1.2	0.1
Business restructuring	—	(1.3)	0.1	19.9
Costs related to purchase of 8.75% senior subordinated notes	—	—	2.3	—
Costs related to the FTC litigation	0.3	0.3	1.0	2.0
Gain on sale of Italian subsidiary	—	—	—	(3.3)
Goodwill impairment	—	—	—	131.5
Other non-cash or non-recurring items	—	—	(0.2)	(0.3)
Adjusted EBITDA	$66.8	$45.0	$225.1	$173.9

Polypore International, Inc.

Supplemental Information

Reconciliation of Adjusted Net Income and Adjusted EPS

(unaudited)

(in millions, except per share data)

	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Net income	$29.5	$15.9	$55.2	$33.5
Adjustments:
Costs related to the FTC litigation	0.3	0.3	0.5	0.5
Business restructuring	—	(1.3)	—	(0.9)
Gain on sale of Italian subsidiary	—	—	—	(3.3)
Impact of adjustments on income taxes	(0.1)	0.3	(0.2)	(0.5)
Adjusted net income	$29.7	$15.2	$55.5	$29.3

Net income per share - diluted	$0.63	$0.34	$1.18	$0.73
Impact of adjustments on net income per share	—	(0.01)	—	(0.09)
Adjusted earnings per share - diluted	$0.63	$0.33	$1.18	$0.64

Weighted average shares outstanding - diluted	47,067,552	46,243,097	46,951,121	46,004,799

Polypore International, Inc.

Supplemental Information

Reconciliation of Adjusted Operating Income

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Operating income	$53.0	$33.7	$101.9	$64.4
Adjustments:
Costs related to the FTC litigation	0.3	0.3	0.5	0.5
Business restructuring	—	(1.3)	—	(0.9)
Adjusted operating income	$53.3	$32.7	$102.4	$64.0

Polypore International, Inc.

Supplemental Information

Reconciliation of Segment Operating Income to Income Before Income Taxes

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Operating income:
Energy storage	$40.4	$21.2	$75.2	$40.6
Separations media	14.0	12.0	29.3	24.5
Corporate	(1.1)	(0.5)	(2.1)	(1.1)
Segment operating income	53.3	32.7	102.4	64.0
Business restructuring	—	(1.3)	—	(0.9)
Non-recurring costs	0.3	0.3	0.5	0.5
Total operating income	53.0	33.7	101.9	64.4
Reconciling items:
Interest expense, net	8.5	11.0	17.4	23.3
Gain on sale of Italian subsidiary	—	—	—	(3.3)
Foreign currency and other	(0.9)	(0.3)	0.6	(0.8)
Income before income taxes	$45.4	$23.0	$83.9	$45.2